Exhibit 99.1

          JoS. A. Bank Clothiers Announces 24.7% Increase in
        November 2007 Sales; Comparable Store Sales Rise 15.0%


    HAMPSTEAD, Md.--(BUSINESS WIRE)--Dec. 6, 2007--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: "JOSB") announces that its total net sales for the fiscal month ended December 1, 2007 (fiscal November 2007) increased 24.7% to $63.1 million versus $50.6 million in the fiscal month ended November 25, 2006 (fiscal November
2006). Comparable store sales gained 15.0% in fiscal November 2007, as compared with fiscal November 2006, while Direct Marketing sales increased 41.4%.

    Comparing the ten fiscal months ended December 1, 2007 with the ten fiscal months ended November 25, 2006, total net sales increased 13.8% to $458.2 million from $402.8 million; comparable store sales increased 4.6%; and Direct Marketing sales increased 17.7%.

    The Company also announces that a conference call to discuss fiscal 2007 third quarter earnings will be held on December 13, 2007 at 11:00 a.m. Eastern Time (ET). To join in the call please dial (USA) 800-762-6568 or (International) 480-248-5088 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 2:30 p.m. ET on December 13, 2007 until December 20, 2007 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 897489. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select "Company Information" and "Investor Relations").

    As previously announced, sales results for periods in fiscal 2008 and beyond will be provided by the Company on a quarterly basis in connection with the release of its quarterly earnings.

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 415 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended February 3, 2007 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.


    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, Md.
             David E. Ullman,
             EVP/CFO,
             410-239-5715
             or
             Investor Relations Information Request Website
             (http://phx.corporate-ir.net/phoenix.zhtml
             ?c=113815&p=irol-inforeq),
             or Voicemail, 410-239-5900
             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com